Explanatory Note

Emerald Health Pharmaceuticals Inc. has prepared this Form 1-A POS solely for the purpose of filing Exhibit 6.13 and Exhibit 6.14.

Part III – EXHIBITS

Item 16. Exhibits

(a) Exhibits.

Exhibit No.	Description

EX1A-2.1#	Certificate of Incorporation of Emerald Health Pharmaceuticals Inc.

EX1A-2.2#	Certificate of Amendment of the Certificate of Incorporation of Emerald Health Pharmaceuticals Inc.

EX1A-2.3#	Bylaws of Emerald Health Pharmaceuticals Inc.

EX1A-3.1#	Loan Agreement dated September 1, 2017 between the Company and Emerald Health Sciences Inc.

EX1A-3.2#	Amendment Agreement dated January 26, 2018 between the Company and Emerald Health Sciences Inc.

EX1A-3.3+	Amendment Agreement No. 2 dated November 15, 2019 between the Company and Emerald Health Sciences Inc.

EX1A-4.1#	Form of Subscription Agreement

EX1A-6.1#	Form of Indemnification Agreement for officers and directors

EX1A-6.2#*	Intellectual Property Transfer Agreement dated June 15, 2017, between the Company and VivaCell Biotechnology España S.L.

EX1A-6.3#*	Collaborative Research Agreement dated June 15, 2017, between the Company and VivaCell Biotechnology España S.L.

EX1A-6.4#	Consulting Agreement dated June 15, 2017, between the Company and University of Cordoba, Eduardo Muñoz Blanco

EX1A-6.5#	Emerald Health Pharmaceuticals Inc. 2018 Equity Incentive Plan (As Amended and Restated December 13, 2018)

EX1A-6.6#	Promissory Note dated May 21, 2019 by Emerald Health Sciences Inc. in favor of the Company

EX1A-6.7##	Broker-Dealer Agreement Dated June 20, 2019 between the Company and Dalmore Group, LLC

EX1A-6.8##	Form of Executive Employment Agreement

EX1A-6.9+	Board Observer Agreement dated November 15, 2019 between the Company and Emerald Health Sciences Inc.

EX1A-6.10++	Independent Contractor Services Agreement dated December 1, 2019 between the Company and Avtar Dhillon

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EX1A-6.11^	Loan Agreement between Emerald Health Pharmaceuticals Australia Pty Ltd and Rocking Horse Nominees Pty Ltd

EX1A-6.12^	Escrow Services Agreement dated July 26, 2019 between the Company and Prime Trust, LLC

EX1A-6.13†	Consulting Agreement dated June 3, 2020, between the Company and Sahil Beri

EX1A-6.14†	Consulting Agreement dated June 15, 2020, between the Company and William Dreyer

EX1A-10.1	Power of Attorney (included on signature page hereto)

EX1A-11.1#	Consent of Deloitte & Touche LLP

EX1A-12.1#	Opinion of Greenberg Traurig, P.A

EX1A-13.1#	“Testing the waters” materials

†	Filed herewith.

#	Previously filed.

##	Filed as an exhibit to the Emerald Health Pharmaceuticals Inc. Semiannual Report on Form 1-SA filed with the SEC on September 30, 2019 and incorporated herein by reference.

+	Filed as an exhibit to the Emerald Health Pharmaceuticals Inc. Current Report on Form 1-U filed with the SEC on November 21, 2019 and incorporated herein by reference.

++	Filed as an exhibit to the Emerald Health Pharmaceuticals Inc. Current Report on Form 1-U filed with the SEC on December 9, 2019 and incorporated herein by reference.

^	Filed as an exhibit to the Emerald Health Pharmaceuticals Inc. Annual Report on Form 1-K filed with the SEC on April 28, 2020 and incorporated herein by reference.

*	Portions of this exhibit containing confidential information have been omitted pursuant to a request for confidential treatment filed with the SEC pursuant to Rule 406 under the Securities Act. Confidential information has been omitted from the exhibit in places marked “[*****]” and has been filed separately with the SEC.

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SIGNATURES

Pursuant to the requirements of Regulation A+, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A this Post-Qualification Amendment No. 4 and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on July 10, 2020.

Emerald Health Pharmaceuticals Inc.

By:	/s/ James M. DeMesa
	Name:	James M. DeMesa, M.D.
	Title:	Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James M. DeMesa, M.D. and Lisa Sanford, or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Form 1-A offering statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ James M. DeMesa	Date: July 10, 2020
Name: James M. DeMesa, M.D. Title: President, Director and Chief Executive Officer (Principal Executive Officer)

/s/ Lisa C. Sanford	Date: July 10, 2020
Name: Lisa C. Sanford Title: Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ James L. Heppell	Date: July 10, 2020
Name: James L. Heppell, LLB Title: Director and Chairman of the Board

/s/ Gaetano A. Morello	Date: July 10, 2020
Name: Gaetano A. Morello, ND Title: Director

/s/ Punit S. Dhillon	Date: July 10, 2020
Name: Punit S. Dhillon Title: Director

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